Sub-Item 77Q1(g)

AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is
adopted as of this 6th day of April, 2018 by and among:  (i)
each of the Guggenheim and Rydex open-end registered investment companies identified as a Target Entity on Exhibit A hereto
(each a "Target Entity"), separately, on behalf of its
respective series identified on Exhibit A hereto (each a "Target Fund"); and (ii) each of the Invesco PowerShares open-end registered investment companies identified as an Acquiring
Entity on Exhibit A hereto (each an "Acquiring Entity"), separately, on behalf of its respective series identified on Exhibit A hereto (each an "Acquiring Fund"). Security Investors, LLC ("Security Investors"), Guggenheim Funds Investment
Advisors, LLC ("GFIA") and Guggenheim Partners Investment Management, LLC ("GPIM") join this Agreement solely for purposes of Sections 1.2(f), 5.1(a), 5.1(e), 9.2, 14 and 16.3.
Invesco PowerShares Capital Management LLC ("IPCM") joins this agreement solely for purposes of Sections 1.2(f), 5.1(a), 9.2,
14, and 16.3.
            WHEREAS, the parties hereto intend for each Acquiring Fund and the corresponding Target Fund (as set forth in Exhibit
A hereto) to enter into a transaction pursuant to which: (i) the Acquiring Fund will acquire the Assets and Liabilities (as each such term is defined in Section 1.2) of the Target Fund in exchange for shares of the corresponding Acquiring Fund of equal value to the net assets of the Target Fund being acquired, and
(ii) the Target Fund will distribute such shares of the
Acquiring Fund to shareholders of the Target Fund, in connection with the liquidation of the Target Fund, all upon the terms and conditions hereinafter set forth in this Agreement (each such transaction, a "Reorganization" and collectively, the "Reorganizations"). Each Acquiring Fund is, and will be immediately prior to Closing (defined in Section 3.1), a shell series, without assets (other than seed capital) or liabilities, created for the purpose of acquiring the Assets and Liabilities (each as defined in Section 1.2) of the Target Fund;
            WHEREAS, each Target Entity and each Acquiring Entity is an open-end, registered investment company of the management type; and
            WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization and liquidation with respect to each Reorganization within the meaning of Section 368(a)(1)
of the United States Internal Revenue Code of 1986, as amended
("Code").
            NOW, THEREFORE, in consideration of the premises and
of the covenants and agreements hereinafter set forth, the
parties hereto covenant and agree as follows:
1.	DESCRIPTION OF THE REORGANIZATIONS
      1.1.	It is the intention of the parties hereto that each
Reorganization described herein shall be conducted separately of the others, and a party that is not a party to a Reorganization shall incur no obligations, duties or liabilities with respect to such Reorganization by reason of being a party to this Agreement. If any one or more Reorganizations should fail to be consummated, such failure shall not affect the other Reorganizations in any way.
      1.2.	Provided that all conditions precedent to a
Reorganization set forth herein have been satisfied or, to the extent legally permissible, waived as of the Closing Time
(defined in Section 3.1), and based on the representations and warranties each party provides to the others, each Target Entity and its corresponding Acquiring Entity agree to take the following steps with respect to their Reorganization(s), the parties to which are set forth in Exhibit A:
      (a)	The Target Fund shall transfer all of its Assets,
as defined and set forth in Section 1.2(b), to the
Acquiring Fund, and the Acquiring Fund in exchange therefor
shall assume the Liabilities, as defined and set forth in
Section 1.2(c), and deliver to the Target Fund the number
of Acquiring Fund shares, plus cash in lieu of fractional
shares, all as determined in the manner set forth in
Section 2.
      (b)	The assets of the Target Fund to be transferred
to the Acquiring Fund shall consist of all assets and
property, including, without limitation, all rights, cash, securities, commodities and futures interests, forwards, swaps and other financial instruments, claims (whether
absolute or contingent, known or unknown, accrued or
unaccrued and including, without limitation, any interest
in pending or future legal claims in connection with past
or present portfolio holdings, whether in the form of class
action claims, opt-out or other direct litigation claims,
or regulator or government-established investor recovery
fund claims, and any and all resulting recoveries),
receivables (including dividends, interest, principal, subscriptions and other receivables), goodwill and other intangible property, and choses in action, copies of all
books and records belonging to the Target Fund (including
all books and records required to be maintained under the Investment Company Act of 1940, as amended (the "1940
Act")), any deferred or prepaid expenses shown as an asset
on the books of the Target Fund as of the Closing Time, and
all interests, rights, privileges and powers, other than
the Target Fund's rights under this Agreement on the
Valuation Date as defined in Section 2.1(a) (collectively, "Assets"), but excluding (i) the estimated costs of extinguishing any Excluded Liability (as defined in Section 1.2(c))and (ii) any service agreements to which the Target
Fund is a party (collectively, "Excluded Assets"). The
Assets of the Target Fund shall be delivered to the
Acquiring Fund free and clear of all liens, encumbrances, hypothecations and claims whatsoever, and there shall be no restrictions on the full transfer thereof. For the avoidance of doubt, any Excluded Assets shall remain the
property of the Target Fund and Acquiring Fund shall have
no rights thereunder.
      (c)	The Acquiring Fund shall assume only those
liabilities, expenses, costs, charges and reserves
reflected on the Statement of Assets and Liabilities of the
Target Fund prepared on behalf of the Target Fund, as of
the Valuation Date, in accordance with accounting
principles generally accepted in the United States of
America ("GAAP") consistently applied from the prior
audited period,  (collectively, "Liabilities").  For the
avoidance of doubt, the Acquiring Fund shall assume only
those Liabilities reflected in such Statement of Assets and Liabilities of the Target Fund and shall not assume any other liabilities, whether absolute or contingent, known or unknown, accrued or unaccrued, all of which shall remain the obligation of the Target Fund, including any
Liabilities related to or arising from the Excluded Assets (collectively, the "Excluded Liabilities"), which, for the avoidance of doubt, shall include those Excluded
Liabilities set forth in Schedule 1.2(c). The Target Fund
will use its reasonable best efforts to discharge all known Liabilities prior to or at the Valuation Date (as defined in Section 2.1(a)) to the extent permissible and consistent
with its own investment objectives and policies.  The
Assets minus the Liabilities of a Target Fund shall be
referred to herein as the Target Fund's "Net Assets." Notwithstanding anything contained herein to the contrary, the Excluded Liabilities are not, and shall not be, assumed
by the Acquiring Fund, and all Excluded Liabilities shall
remain the liabilities of the Target Fund.
      (d)	As soon as is reasonably practicable after the
Closing, the Target Fund will distribute to its
shareholders of record ("Target Fund Shareholders") the
shares of the Acquiring Fund received by the Target Fund
pursuant to Section 1.2(a), as set forth in Exhibit A, on a
pro rata basis, and without further notice the outstanding
shares of the Target Fund will be redeemed and cancelled as permitted by its Governing Documents (as defined in Section
4.1) and applicable law, and the Target Fund will as
promptly as practicable completely liquidate and dissolve
as permitted by its Governing Documents and applicable law.
Such distribution to the Target Fund Shareholders and
liquidation of the Target Fund will be accomplished by the transfer of the Acquiring Fund's shares then credited to the account of the Target Fund on the books of the
Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Target Fund
Shareholders.  The aggregate net asset value of the
Acquiring Fund's shares to be so credited to the
corresponding Target Fund Shareholders shall be equal to
the aggregate net asset value of the corresponding Target
Fund's shares owned by the Target Fund Shareholders on the Valuation Date, plus cash in lieu of fractional shares.
The Acquiring Fund shall not issue certificates
representing shares in connection with such exchange.
      (e)	Ownership of the Acquiring Fund's shares will be
shown on its books, as such are maintained by the Acquiring
Fund's transfer agent.
      (f)	Beginning at least fifteen (15) business days
prior to the Valuation Date, the Target Fund will provide
IPCM and the Acquiring Fund with a daily schedule of the
Assets then held by the Target Fund. At least ten (10)
business days prior to the Valuation Date, IPCM, on behalf
of the Acquiring Fund, will advise Security Investors,
GFIA, GPIM and the Target Fund of any investments of the
Target Fund shown on the Target Fund's schedule of Assets
that the Acquiring Fund would not be permitted to hold (i)
under its investment restrictions; (ii) under applicable
law; or (iii) because the transfer of such investments
would result in material operational or administrative
difficulties (including relating to valuation matters) to
the Acquiring Fund in connection with facilitating the
orderly transition of the Target Fund's Assets to the
Acquiring Fund. Under such circumstances, to the extent practicable, the Target Fund will, if requested by the
Acquiring Fund and, to the extent permissible and
consistent with its own investment objectives and policies
and the fiduciary duties of the investment adviser
responsible for the portfolio management of the Target
Fund, dispose of such investments prior to the Valuation
Date.  Notwithstanding the foregoing, nothing herein will
permit or require the Target Fund to dispose of any Assets,
if, in the reasonable judgment of the Target Entity's board
of trustees or the Target Fund's investment adviser, such disposition would adversely affect the tax-free nature of the Reorganization for U.S. federal income tax purposes, or
would adversely affect the Target Fund's status as a
"regulated investment company" under the Code or would
otherwise not be in the best interests of the Target Fund.
      (g)	Any transfer taxes payable upon issuance of the
Acquiring Fund's shares in a name other than the registered
holder of the Target Fund's shares on the books and records
of the Target Fund as of that time shall, as a condition of
such issuance and transfer, be paid by the person to whom
the Acquiring Fund's shares are to be issued and
transferred.
      (h)	Immediately after the Closing Time, the share
transfer books relating to the Target Fund shall be closed
and no transfer of shares shall thereafter be made on such
books.
2.	VALUATION
      2.1.	With respect to each Reorganization:
      (a)	The value of the Target Fund's Assets shall be
the value of such Assets computed as of immediately after
the close of regular trading on the New York Stock Exchange ("NYSE"), which shall reflect the declaration of any dividends, on the Closing Date (the "Valuation Date"),
using the valuation procedures set forth in the then-
current prospectus for the Target Fund and the valuation
procedures established by the Target Entity's board of
trustees.  On the Valuation Date, the Target Fund shall
record the value of the Assets, as valued pursuant to this
Section 2.1(a), on a valuation report (the "Valuation
Report") and deliver a copy of the Valuation Report to the Acquiring Fund by 7:00 p.m. (Eastern time) on the Valuation
Date, or as soon as practicable thereafter.
      (b)	The net asset value per share of the Acquiring
Fund shares issued in connection with the Reorganization
shall be the net asset value per share of the Target Fund
as of the close of business on the Valuation Date.
      (c)	The number of Acquiring Fund shares issued in
exchange for the Target Fund's Net Assets shall equal the
number of shares of the Target Fund outstanding as of the
Valuation Date.  All Acquiring Fund shares delivered to a
Target Fund will be delivered at net asset value without
the imposition of a sales load, commission, transaction fee
or other similar fee.
      (d)	All computations of value shall be made by the
Target Fund or its designated recordkeeping agent using the valuation procedures described in this Section 2 and shall be subject to review by the Acquiring Fund and/or its
recordkeeping agent, and, if requested by either the Target
Entity or the Acquiring Entity, by the independent
registered public accountant of the requesting party.
3.	CLOSING AND CLOSING DATE
      3.1.	Each Reorganization shall close on the date of the
closing of the transactions contemplated by that certain Transaction Agreement (the "Transaction Agreement") dated as of September 28, 2017 between Invesco Ltd., a Bermuda corporation, and Guggenheim Capital, LLC, a Delaware limited liability
company, or such other date as the parties may agree with
respect to any or all Reorganizations (the "Closing Date"). All acts taking place at the closing of a Reorganization ("Closing") shall, subject to the satisfaction or waiver of the conditions in this Agreement, be deemed to take place simultaneously as of the later of 7:01 p.m. Eastern time or the finalization of the applicable Target Fund's net asset value on the Closing Date of that Reorganization, unless otherwise agreed to by the parties
(the "Closing Time").  The Closing of each Reorganization shall be held in person, by facsimile, email or such other
communication means as the parties may reasonably agree. The Target Fund shall notify the Acquiring Fund of any portfolio security held by the Target Fund in other than book-entry form at least five (5) business days prior to the Closing Date.
      3.2.	With respect to each Reorganization:
      (a)	The Target Fund's portfolio securities,
investments or other assets that are represented by a
certificate or other written instrument shall be
transferred and delivered by the Target Fund as of the
Closing Time to the Acquiring Fund's custodian for the
account of the Acquiring Fund duly endorsed in proper form
for transfer and in such condition as to constitute good
delivery thereof.  The Target Fund shall direct the Target
Fund's custodian (the "Target Custodian") to deliver to the Acquiring Fund's custodian as of the Closing Date by book entry, in accordance with the customary practices of Target Custodian and any securities depository (as defined in Rule
17f-4 under the 1940 Act), in which the Assets are
deposited, the Target Fund's portfolio securities and
instruments so held. The Target Fund's portfolio securities represented by a certificate or other written instrument shall be presented by the Target Custodian to the Acquiring
Fund's custodian.  Such presentation shall be made for
examination no later than five (5) business days preceding
the Closing Date, and such certificates and other written instruments shall be transferred and delivered by the
Target Fund as of the Closing Time for the account of the
Acquiring Fund duly endorsed in proper form for transfer in
such condition as specified by the Acquiring Fund's
custodian so as to constitute good delivery thereof.  The
cash to be transferred by the Target Fund shall be
delivered to the Acquiring Fund's custodian by wire
transfer of federal funds or other appropriate means on the
Closing Date.  If the Target Fund is unable to make such
delivery on the Closing Date in the manner contemplated by
this Section for the reason that any of such securities or
other investments purchased prior to the Closing Date have
not yet been delivered to the Target Fund or its broker,
then the Acquiring Fund may, in its sole discretion, waive
the delivery requirements of this Section with respect to
said undelivered securities or other investments if the
Target Fund has, by or on the Closing Date, delivered to
the Acquiring Fund or its custodian executed copies of an
agreement of assignment and escrow and due bills executed
on behalf of said broker or brokers, together with such
other documents as may be required by the Acquiring Fund or
its custodian, such as brokers' confirmation slips.
      (b)	The Target Entity shall direct the Target
Custodian for the Target Fund to deliver, at the Closing, a certificate of an authorized officer stating that (i)
except as permitted by Section 3.2(a), the Assets have been delivered in proper form to the Acquiring Fund no later than the Closing Time on the Closing Date, and (ii) all
necessary taxes in connection with the delivery of the
Assets, including all applicable federal, state and foreign
stock transfer stamps, if any, have been paid or provision
for payment has been made. At the Closing, or as soon as practicable thereafter, the Acquiring Entity will cause the custodian for the Acquiring Fund to deliver a certificate of an authorized officer acknowledging that the Acquiring
Fund has received the Target Fund portfolio securities,
cash and any other Assets as of the final settlement date
for such transfers.
      (c)	At such time prior to the Closing Date as the
parties mutually agree, the Target Fund shall provide
instructions and related information to the Acquiring Fund
or its transfer agent with respect to the Target Fund
Shareholders, including names, addresses, dividend
reinvestment elections, if any, and tax withholding status
of the Target Fund Shareholders as of the date agreed upon
(such information to be updated as of the Closing Date, as necessary). The Acquiring Fund and its transfer agent shall have no obligation to inquire as to the validity,
propriety or correctness of any such instruction,
information or documentation, but shall, in each case,
assume that such instruction, information or documentation
is valid, proper, correct and complete.
      (d)	The Target Entity shall direct the transfer agent
for a Target Fund (the "Target Transfer Agent") to deliver
to the Acquiring Fund at the Closing a certificate of an
authorized officer stating that its records, as provided to
the Acquiring Fund, contain the names and addresses of the
Target Fund Shareholders and the number of outstanding
shares owned by each such shareholder immediately prior to
the Closing. The Acquiring Fund shall issue and deliver to
the Secretary of the Target Fund a confirmation evidencing
the Acquiring Fund shares to be credited on the Closing
Date, or provide other evidence satisfactory to the Target
Entity that such Acquiring Fund's shares have been credited
to the Target Fund Shareholders' accounts on the books of
the Acquiring Fund.  At the Closing, each party shall
deliver to the other such bills of sale, checks,
assignments, certificates, if any, receipts or other
documents as such other party or its counsel may reasonably
request.
      (e)	In the event that on the Valuation Date or the
Closing Date (i) the NYSE or another primary trading market
for portfolio securities of the Target Fund (each, an
"Exchange") shall be closed to trading or trading thereupon
shall be restricted, or (ii) trading or the reporting of
trading on such Exchange or elsewhere shall be disrupted so
that, in the judgment of the board of trustees of the
Acquiring Entity or the Target Entity, or the authorized
officers of such entities, accurate appraisal of the value
of the net assets of the Acquiring Fund or the Target Fund, respectively, is impracticable, the Valuation Date and the
Closing Date shall be postponed until the first business
day after the day when trading shall have been fully
resumed and reporting shall have been restored or such
later dates as may be mutually agreed in writing by an
authorized officer of each party.
4.	REPRESENTATIONS AND WARRANTIES
      4.1.	Each Target Entity, on behalf of itself or, where
applicable a Target Fund, represents and warrants to the corresponding Acquiring Entity and Acquiring Fund as follows:
      (a)	The Target Entity is a statutory trust organized
under the laws of the State of Delaware, validly existing
and in good standing and with power under the Target
Entity's governing documents (including bylaws), as
applicable ("Governing Documents"), to own all of its
Assets, to carry on its business as it is now being
conducted and to enter into this Agreement and perform its obligations hereunder. The Target Fund is a duly established and designated separate series of the Target
Entity;
      (b)	The Target Entity is a registered investment
company classified as a management company of the open-end
type, and its registration with the U.S. Securities and
Exchange Commission (the "Commission") as an investment
company under the 1940 Act, and the registration of the
shares of the Target Fund under the Securities Act of 1933,
as amended ("1933 Act"), are in full force and effect, and
will be in full force and effect on the Closing Date, and
no action or proceeding to revoke or suspend such
registrations is pending, or to the knowledge of the Target
Fund, threatened.  All issued and outstanding shares of the
Target Fund have been offered for sale in conformity in all material respects with applicable federal and state securities laws;
      (c)	No consent, approval, authorization, or order of
any court or governmental authority or the Financial
Industry Regulatory Authority ("FINRA") is required for the consummation by the Target Fund and the Target Entity of the transactions contemplated herein, except such as have
been obtained or will be obtained prior to the Closing Date
under the 1933 Act, the Securities Exchange Act of 1934, as
amended ("1934 Act"), the 1940 Act, state securities or
blue sky laws (which term as used herein shall include the
laws of the District of Columbia and of Puerto Rico) and
the Hart-Scott-Rodino Antitrust Improvements Act of 1976
(the "Hart-Scott-Rodino Act"), each of which, as required,
shall have been obtained on or prior to the Closing Date.
No consent of or notice to any other third party or entity
is required for the consummation by the Target Fund of the transactions contemplated by this Agreement;
      (d)	The prospectus and statement of additional
information and current shareholder reports of the Target
Fund, and each prospectus and statement of additional
information and shareholder reports of the Target Fund used
at all times during the three (3) years prior to the date
of this Agreement, conform or conformed at the time of its
use in all material respects to the applicable requirements
of the 1933 Act and the 1940 Act and the rules and
regulations of the Commission thereunder and does not or
did not at the time of its use include any untrue statement
of a material fact or omit to state any material fact
required to be stated therein or necessary to make the
statements therein, in light of the circumstances under
which they were made, not materially misleading;
      (e)	The Target Fund is in compliance in all material
respects with, and during the three (3) years prior to the
date of this Agreement was in compliance in all material
respects with, the requirements of, and the rules and
regulations under, the 1933 Act, the 1934 Act and the 1940
Act, state securities laws and all other applicable federal
and state laws or regulations.  The Target Fund is in
compliance in all material respects with, and during the
three (3) years prior to the date of this Agreement was in compliance in all material respects with, its investment objectives, policies, guidelines and restrictions and compliance procedures, and the value of the Net Assets of
the Target Fund is, and during such period was, determined
using portfolio valuation methods that, in the reasonable
judgment of the Target Fund, comply in all material
respects with the requirements of the 1940 Act and the
rules and regulations of the Commission thereunder and the
pricing and valuation policies of the Target Fund and there
have been no material miscalculations of the net asset
value of the Target Fund or the net asset value per share
of the Target Fund during the twelve (12) month period
preceding the date hereof that have not been remedied or
will not be remedied prior to the Closing Date in
accordance with industry practice that, individually or in
the aggregate, would have a material adverse effect on the
Target Fund or its Assets, and all such calculations have
been made in accordance with the applicable provisions of
the 1940 Act.  All advertising and sales material used by
the Target Fund during the twelve (12) months prior to the
date of this Agreement complied in all material respects,
at the time such material was used, with applicable law and
the rules and regulations of the FINRA;
      (f)	Except as otherwise disclosed to and accepted, in
writing, by or on behalf of the Acquiring Fund, the Target
Fund will as of the Closing Time have good and marketable
title to the Assets and full right, power, and authority to
sell, assign, transfer and deliver such Assets free of
adverse claims, including any liens or other encumbrances,
and upon delivery and payment for such Assets, the
Acquiring Fund will acquire good and marketable title
thereto, free of adverse claims and subject to no
restrictions on the full transfer thereof, including,
without limitation, such restrictions as might arise under
the 1933 Act, provided that the Acquiring Fund will, as
applicable, acquire assets that are segregated as
collateral for the Target Fund's derivative positions,
including without limitation as collateral for swap
positions and as margin for futures positions, subject to
such segregation and liens that apply to such Assets;
      (g)	Except as otherwise disclosed to and accepted, in
writing, by or on behalf of the Acquiring Fund, the Target
Fund is not engaged currently, and the execution, delivery
and performance of this Agreement will not result, in (i) a material violation of the Target Entity's Governing
Documents or of any agreement, indenture, instrument,
contract, lease or other undertaking to which the Target
Fund or the Target Entity is a party or by which it is
bound, or (ii) the acceleration of any obligation, or the imposition of any lien, encumbrance, penalty or additional fee under any agreement, indenture, instrument, contract,
lease, judgment or decree to which the Target Fund or
Target Entity is a party or by which it is bound;
      (h)	Except as otherwise disclosed to and accepted, in
writing, by or on behalf of the Acquiring Fund, all
material contracts or other commitments of the Target Fund
(other than this Agreement and certain investment
contracts, including swap agreements, options, futures and
forward contracts) will terminate or be terminated with
respect to the Target Fund without liability to the Target
Fund or may otherwise be assigned to the Acquiring Fund
without the payment of any fee (penalty or otherwise) or acceleration of any obligations of the Target Fund on or prior to the Closing Date;
      (i)	Except as otherwise disclosed to and accepted, in
writing, by or on behalf of the Acquiring Fund, no
litigation or administrative proceeding or investigation of
or before any court, tribunal, arbitrator, governmental
body, regulatory agency or FINRA is presently pending or,
to the Target Fund's knowledge, threatened against the
Target Fund that, if adversely determined, would materially
and adversely affect the Target Fund's financial condition
or the conduct of its business or the Target Fund's ability
to consummate the transactions contemplated by this
Agreement.  The Target Fund and the Target Entity, without
any special investigation or inquiry, know of no facts that
might form the basis for the institution of such
proceedings and neither the Target Entity nor the Target
Fund is a party to or subject to the provisions of any
order, decree or judgment of any court, governmental body, regulatory agency or FINRA that materially and adversely affects its business or its ability to consummate the
transactions herein contemplated.  Neither the Target
Entity nor the Target Fund is in violation of, or has
violated, nor, to the knowledge of the Target Entity, is
under investigation with respect to or has been threatened
to be charged with or given notice of any violation of, any applicable law or regulation. The Target Fund (i) does not have outstanding any option to purchase or other right to
acquire shares of the Target Fund issued or granted by or
on behalf of the Target Fund to any person; (ii) has not
entered into any contract or agreement or amendment of any
contract or agreement or terminated any contract or
agreement, in each case material to the operation of the
Target Fund, except as otherwise contemplated by this
Agreement or as disclosed to the Acquiring Fund; (iii) has
not incurred any indebtedness, other than in the ordinary
course of business consistent with the investment objective
and policies of the Target Fund; (iv) has not entered into
any amendment of its Governing Documents that has not been disclosed to the Acquiring Fund; (v) does not have outstanding any grant or imposition of any lien, claim,
charge or encumbrance (other than encumbrances arising in
the ordinary course of business) upon any asset of the
Target Fund other than a lien for taxes not yet due and
payable; and (vi) has not entered into any agreement or
made any commitment to do any of the foregoing except as
disclosed to the Acquiring Fund;
      (j)	The financial statements of the Target Fund for
the Target Fund's most recently completed fiscal year have
been audited by the independent registered public
accounting firm identified in the Target Fund's prospectus
or statement of additional information included in the
Target Fund's registration statement on Form N-1A. Such statements, as well as the unaudited, semi-annual financial statements for the semi-annual period next succeeding the
Target Fund's most recently completed fiscal year, if any,
were prepared in accordance with GAAP consistently applied,
and such statements (copies of which have been furnished or
made available to the Acquiring Fund) present fairly, in
all material respects, the financial condition of the
Target Fund as of such date in accordance with GAAP, and
there are no known contingent liabilities of the Target
Fund required to be reflected on a balance sheet (including
the notes thereto) in accordance with GAAP as of such date
not disclosed therein. No significant deficiency, material weakness, fraud, significant change or other factor that could significantly affect the internal controls of the
Target Fund has been disclosed or is required to be
disclosed in the Target Fund's reports on Form N-CSR and,
to the knowledge of the Target Fund, no such disclosure
will be required as of the Closing Date;
      (k)	Since the last day of the Target Fund's most
recently completed fiscal year, there has not been any
material adverse change in the Target Fund's financial
condition, assets, liabilities or business, other than
changes occurring in the ordinary course of business,
except as otherwise disclosed to and accepted by the
Acquiring Fund in writing.  For the purposes of this
subparagraph, a decline in net asset value due to declines
in market values of securities held by the Target Fund, the redemption of the Target Fund's shares by shareholders of the Target Fund or the discharge of the Target Fund's
ordinary course liabilities shall not constitute a material
adverse change;
      (l)	On the Closing Date, all material Tax Returns (as
defined below) of the Target Fund required by law to have
been filed by such date (including any extensions) shall
have been filed and are or will be true, correct and
complete in all material respects, and all Taxes (as
defined below) shown as due or claimed to be due by any
government entity shall have been paid or provision has
been made for the payment thereof.  To the Target Fund's
knowledge, no such Tax Return is currently under audit by
any federal, state, local or foreign Tax authority; no
assessment has been asserted with respect to such Tax
Returns; there are no levies, liens or other encumbrances
on the Target Fund or its assets resulting from the non-
payment of any Taxes; no waivers of the time to assess any
such Taxes are outstanding nor are any written requests for
such waivers pending; and adequate provision has been made
in the Target Fund financial statements for all Taxes in
respect of all periods ended on or before the date of such financial statements. The Target Fund is in compliance in all material respects with applicable regulations of the
Internal Revenue Service pertaining to the reporting of distributions on and redemptions of its shares of beneficial interest and to withholding in respect of
distributions to shareholders, and is not liable for any
material penalties that could be imposed thereunder. As
used in this Agreement, "Tax" or "Taxes" means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, excise tax
and withholding on amounts paid to or by any person),
together with any interest, penalty, addition to tax or
additional amount imposed by any governmental authority
(domestic or foreign) responsible for the imposition of any
such tax. "Tax Return" means reports, returns, information
returns, dividend reporting forms, elections, agreements, declarations, or other documents or reports of any nature or kind (including any attached schedules, supplements and additional or supporting material) filed or required to be filed or furnished or required to be furnished with respect
to Taxes, including any claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto);
      (m)	The Target Fund: (i) is not (and will not be as
of the Closing Date) classified as a partnership, and
instead is (and will be as of the Closing Date) classified
as an association that is subject to tax as a corporation
for federal tax purposes and either has elected the latter classification by filing Form 8832 with the Internal
Revenue Service (the "Service") or is a "publicly traded partnership" (as defined in Section 7704(b) of the Code)
that is treated as a corporation for federal tax purposes,
(ii) has elected to be a regulated investment company under Subchapter M of the Code, and (iii) is a "fund," as defined in Section 851(g)(2) of the Code, that is treated as a
separate corporation under Section 851(g)(1) of the
Code.  The Target Fund has qualified for treatment as a
regulated investment company for each taxable year since
inception that has ended prior to the Closing Date and will
have satisfied the requirements of Part I of Subchapter M
of the Code to maintain such qualification for the period
beginning on the first day of its current taxable year and
ending on the Closing Date, and for each such taxable year
(or portion thereof), the Target Fund has been eligible to
compute its federal income tax under Section 852 of the
Code. The Target Fund will satisfy the diversification
requirements of Section 851(b)(3) of the Code without
regard to the last sentence of Section 851(d)(1) of the
Code as of the last taxable year quarter end of the Target
Fund closing on or before the Closing Date. The Target Fund
has not had at any time since its inception (and will not
have as of the Closing Date) any material tax liability
under Sections 852 or 4982 of the Code for any period ended
on or before the Closing Date. The Target Fund has no
earnings or profits accumulated with respect to any taxable
year in which the provisions of Subchapter M of the Code
did not apply to the Target Fund;
      (n)	The Target Fund has not changed its taxable year
end within the most recent 48-month period ending on the
last day of the month immediately preceding the Closing
Date of a Reorganization, and it does not intend to change
its taxable year end prior to the Closing Date;
      (o)	The Target Fund has not undergone, has not agreed
to undergo, nor is required to undergo (nor will it be
required as a result of the transactions contemplated in
this Agreement to undergo) a change in its method of
accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code. The Target Fund
(including the Acquiring Fund as its successor) will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable
period (or portion thereof) ending after the Closing Date
as a result of any (i) change in method of accounting for a
taxable period ending on or prior to the Closing Date; (ii) "closing agreement" as described in Section 7121 of the
Code (or any corresponding or similar provision of state,
local or foreign income tax law) executed on or prior to
the Closing Date; (iii) installment sale or open
transaction disposition made on or prior to the Closing
Date; or (iv) prepaid amount received on or prior to the
Closing Date;
      (p)	The Target Fund has not been notified in writing
that any examinations of the Tax Returns of the Target Fund
are currently in progress or threatened, and, to the
knowledge of the Target Fund, no such examinations are
currently in progress or threatened, and no deficiencies
have been asserted or assessed against the Target Fund as a
result of any audit by the Service or any state, local or
foreign taxing authority, and, to the knowledge of the
Target Fund, no such deficiency has been proposed or
threatened, and there are no levies, liens or other
encumbrances related to Taxes existing or known to the
Target Fund to be threatened or pending with respect to the
Assets of the Target Fund;
      (q)	The Target Fund has no actual or potential
liability for any Tax obligation of any taxpayer other than
itself. The Target Fund is not currently and has never been
a member of a group of corporations with which it has filed
(or been required to file) consolidated, combined or
unitary tax returns. The Target Fund is not a party to any
Tax allocation, sharing, or indemnification agreement;
      (r)	All issued and outstanding shares of the Target
Fund are, and on the Closing Date will be, duly and validly
issued and outstanding, fully paid and non-assessable by
the Target Entity, and are not, and on the Closing Date
will not be, subject to preemptive or objecting shareholder
rights. In every state where offered or sold, such offers
and sales have been in compliance in all material respects
with applicable registration and/or notice requirements of
the 1933 Act and state and District of Columbia securities
laws.  All of the issued and outstanding shares of the
Target Fund will, at the time of Closing, be held by the
persons and in the amounts set forth in the records of the
Target Transfer Agent, on behalf of the Target Fund.  The
Target Fund does not have outstanding any options, warrants
or other rights to subscribe for or purchase any of the
shares of the Target Fund, nor is there outstanding any
security convertible into any of the Target Fund's shares;
      (s)	The Target Entity, on behalf of the Target Fund,
has all requisite power and authority to enter into this
Agreement and to consummate the transactions contemplated
herein. The execution, delivery and performance of this
Agreement has been duly authorized by all necessary action,
if any, on the part of the trustees of the Target Entity
and, subject to the approval of the shareholders of the
Target Fund (only with respect to those obligations under
this Agreement that are contingent on such shareholder
approval) and the due authorization, execution and delivery
of this Agreement by the other parties hereto, this
Agreement will constitute a valid and binding obligation of
the Target Fund, enforceable in accordance with its terms,
subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity
principles;
      (t)	The information relating to the Target Fund
furnished by the Target Fund for use in no-action letters, applications for orders, registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory or self-regulatory authority that are necessary in connection with the
transactions contemplated hereby is and will be accurate
and complete in all material respects and will comply in
all material respects with federal securities laws and
regulations thereunder and other applicable laws and
regulations applicable thereto;
      (u)	As of the date of this Agreement or within a
certain time thereafter as mutually agreed by the parties,
the Target Fund has provided the Acquiring Fund with all information relating to the Target Fund reasonably necessary for the preparation of the N-14 Registration
Statement (as defined in Section 5.1(b) hereof), in
compliance with the 1933 Act, the 1934 Act and the 1940 Act
in connection with the meeting of shareholders of the
Target Fund to approve this Agreement and the transactions contemplated hereby. As of the effective date of the N-14 Registration Statement, the date of the meeting of shareholders of the Target Fund and the Closing Date, such information provided by any Target Fund will not contain any untrue statement of a material fact or omit to state a
material fact required to be stated therein or necessary to
make the statements therein, in light of the circumstances
under which such statements were made, not misleading;
provided, however, that the representations and warranties
in this subparagraph shall not apply to statements in or
omissions from the N-14 Registration Statement made in
reliance upon and in conformity with information that was
furnished by the Acquiring Fund for use therein;
      (v)	The books and records of the Target Fund are true
and correct in all material respects and contain no
material omissions with respect to information required to
be maintained under the laws, rules and regulations
applicable to the Target Fund;
      (w)	The Target Entity has adopted and implemented
written policies and procedures in accordance with Rule
38a-1 under the 1940 Act relating to the Target Fund;
      (x)	The Target Entity has adopted and implemented
written policies and procedures related to insider trading
and a code of ethics that complies with all applicable
provisions of Section 17(j) of the 1940 Act and Rule 17j-1
thereunder;
      (y)	The Target Entity and the Target Fund have
maintained any material license, permit, franchise,
authorization, certification and approval required by any governmental entity in the conduct of its business (the
"Licenses and Permits"). Each License and Permit has been
duly obtained, is valid and in full force and effect, and
is not subject to any pending or, to the knowledge of the
Target Entity, threatened administrative or judicial
proceeding to revoke, cancel, suspend or declare such
License and Permit invalid;
      (z)	The Target Entity is not under the jurisdiction
of a court in a Title 11 or similar case within the meaning
of Section 368(a)(3)(A) of the Code; and
      (aa)	The Target Fund has no unamortized or unpaid
organizational fees or expenses.
      4.2.	Each Acquiring Entity, on behalf of the Acquiring
Fund, represents and warrants to the corresponding Target Entity and Target Fund as follows:
      (a)	The Acquiring Fund is duly organized as a series
of the Acquiring Entity, which, with respect to PowerShares Exchange-Traded Fund Trust and PowerShares Exchange-Traded
Fund Trust II, is a voluntary association with transferable
shares (commonly known as a business trust) duly formed,
validly existing, and in good standing under the laws of
the Commonwealth of Massachusetts, and, with respect to
PowerShares Actively Managed Exchange-Traded Fund Trust and PowerShares Exchange-Traded Self-Indexed Fund Trust, is a
statutory trust duly formed, validly existing, and in good
standing under the laws of the State of Delaware, each with
power under its Governing Documents to own all of its
properties and assets and to carry on its business as it is
now being, and as it is contemplated to be, conducted and
to enter into this Agreement and perform its obligations
hereunder;
      (b)	The Acquiring Entity is a registered investment
company classified as a management company of the open-end
type, and its registration with the Commission as an
investment company under the 1940 Act and the registration
of shares of the Acquiring Fund under the 1933 Act are in
full force and effect, and will be in full force and effect
on the Closing Date, and no action or proceeding to revoke
or suspend such registrations is pending, or to the
knowledge of the Acquiring Fund, threatened;
      (c)	No consent, approval, authorization, or order of
any court, governmental authority or FINRA is required for
the consummation by the Acquiring Fund of the transactions contemplated herein, except such as have been or will be
(at or prior to the Closing Date) obtained under the 1933
Act, the 1934 Act, the 1940 Act and state securities or
blue sky laws (which term as used herein shall include the
laws of the District of Columbia and of Puerto Rico) and
the Hart-Scott-Rodino Act, each of which, as required,
shall have been obtained on or prior to the Closing Date.
No consent of or notice to any other third party or entity
is required for the consummation by the Acquiring Fund of
the transactions contemplated by this Agreement;
      (d)	The prospectus and statement of additional
information of the Acquiring Fund to be used in connection
with the Reorganization will conform at the time of their
use in all material respects to the applicable requirements
of the 1933 Act and the 1940 Act and the rules and
regulations of the Commission thereunder and will not
include any untrue statement of a material fact or omit to
state any material fact required to be stated therein or
necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
      (e)	The Acquiring Fund is not engaged currently, and
the execution, delivery and performance of this Agreement
will not result, in (i) a material violation of the
Acquiring Entity's Governing Documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund or the Acquiring Entity is a
party or by which it is bound, or (ii) the acceleration of
any obligation, or the imposition of any lien, encumbrance, penalty, or additional fee under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Fund or the Acquiring Entity is a party or by
which it is bound;
      (f)	Except as otherwise disclosed in writing to and
accepted by or on behalf of the Target Fund, no litigation
or administrative proceeding or investigation of or before
any court, tribunal, arbitrator, governmental body,
regulatory agency or FINRA is presently pending or, to the Acquiring Fund's knowledge, threatened against the
Acquiring Fund that, if adversely determined, would
materially and adversely affect the Acquiring Fund's
financial condition or the conduct of its business or the
Acquiring Fund's ability to consummate the transactions contemplated by this Agreement. The Acquiring Fund and the Acquiring Entity, without any special investigation or inquiry, know of no facts that might form the basis for the institution of such proceedings and neither the Acquiring
Entity nor the Acquiring Fund is a party to or subject to
the provisions of any order, decree or judgment of any
court, governmental body, regulatory agency or FINRA that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;
      (g)	The Acquiring Fund has not yet commenced
operations.  The Reorganization will be structured as a
"shell reorganization" subject to U.S. federal income tax
treatment under Section 368(a)(1)(F) of the Code.  The
Acquiring Fund is, and will be at the time of Closing, a
new series portfolio of the Acquiring Entity created within
the last twelve (12) months, without assets (other than
seed capital) or liabilities, formed for the purpose of
receiving the Assets and assuming the Liabilities of the
Target Fund in connection with the Reorganization and,
accordingly, the Acquiring Fund has not prepared books of
account and related records or financial statements or
issued any shares except those issued in a private
placement to IPCM or its affiliate to secure any required
initial shareholder approvals;
      (h)	On the Closing Date, all material Tax Returns of
the Acquiring Fund required by law to have been filed by
such date (including any extensions) shall have been filed
and are or will be true, correct and complete in all
material respects, and all Taxes shown as due or claimed to
be due by any government entity shall have been paid or
provision has been made for the payment thereof. To the
Acquiring Fund's knowledge, no such Tax Return is currently
under audit by any federal, state, local or foreign Tax
authority; no assessment has been asserted with respect to
such Tax Returns; there are no levies, liens or other
encumbrances on the Acquiring Fund or its assets resulting
from the non-payment of any Taxes; and no waivers of the
time to assess any such Taxes are outstanding nor are any
written requests for such waivers pending;
      (i)	The Acquiring Fund: (i) was formed for the
purpose of the respective Reorganization, (ii) is not (and will not be as of the Closing Date) classified as a partnership, and instead is (and will be as of the Closing
Date) classified as an association that is subject to tax as a corporation for federal tax purposes and either has elected (or will timely elect) the latter classification by filing Form 8832 with the Service or is (or will be as of the Closing Date) a "publicly traded partnership" (as defined in Section 7704(b) of the Code) that is treated as a corporation for federal tax purposes, (iii) has not filed any income tax return, and intends to qualify to be a regulated investment company under Subchapter M of the Code for its taxable year which includes the Closing Date, holds and has held no property other than de minimis assets related to its formation or maintenance of its legal status and has and has had no tax attributes other than attributes related to such de minimis assets, and (iv) is a "fund," as defined in Section 851(g)(2) of the Code, that is treated as a separate corporation under Section 851(g)(1) of the Code. The Acquiring Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;

      (j)	The Acquiring Entity, on behalf of the Acquiring
Fund, has all requisite power and authority to enter into
this Agreement and to consummate the transactions
contemplated herein.  The execution, delivery and
performance of this Agreement will have been duly
authorized prior to the Closing Date by all necessary
action, if any, on the part of the trustees of the
Acquiring Entity, on behalf of the Acquiring Fund, and
subject to the approval of shareholders of the Target Fund
and the due authorization, execution and delivery of the Agreement by the other parties thereto, this Agreement will constitute a valid and binding obligation of the Acquiring
Fund, enforceable in accordance with its terms, subject, as
to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;
      (k)	The shares of the Acquiring Fund to be issued and
delivered to the Target Fund, for the account of the Target
Fund Shareholders, pursuant to the terms of this Agreement,
have been duly authorized and, when so issued and
delivered, will be duly and validly issued Acquiring Fund
shares, and, upon receipt of the Target Fund's Assets in accordance with the terms of this Agreement, will be fully paid and non-assessable by the Acquiring Entity
(recognizing that under Massachusetts law, shareholders of
an Acquiring Fund that is a series of PowerShares Exchange-Traded Fund Trust and/or PowerShares Exchange-Traded Fund
Trust II, under certain circumstances, could be held
personally liable for the obligations of the Acquiring
Fund);
      (l)	The Acquiring Entity has adopted and implemented
written policies and procedures in accordance with Rule
38a-1 under the 1940 Act relating to the Acquiring Fund;
      (m)	The Acquiring Entity and the Acquiring Fund have
adopted and implemented written policies and procedures
related to insider trading and a code of ethics that
complies with all applicable provisions of Section 17(j) of
the 1940 Act and Rule 17j-1 thereunder;
      (n)	The Acquiring Entity is not under the
jurisdiction of a court in a Title 11 or similar case
within the meaning of Section 368(a)(3)(A) of the Code;
      (o)	The Acquiring Fund has no unamortized or unpaid
organizational fees or expenses for which it does not
expect to be reimbursed by IPCM or its affiliates; and
      (p)	As of the effective date of the N-14 Registration
Statement, the date of the meeting of shareholders of the
Target Fund and the Closing Date, the information provided
by any Acquiring Fund for use in the N-14 Registration
Statement, including the documents contained or
incorporated therein by reference will not contain any
untrue statement of a material fact or omit to state a
material fact required to be stated therein or necessary to
make the statements therein, in light of the circumstances
under which such statements were made, not misleading;
provided, however, that the representations and warranties
in this subparagraph shall not apply to statements in or omissions from the N-14 Registration Statement made in reasonable reliance upon and in conformity with information
that was furnished by the Target Fund for use therein.
      4.3.	With respect to each Reorganization, the Target
Entity, on behalf of the Target Fund, and the Acquiring Entity, on behalf of the Acquiring Fund, represents and warrants as follows:
      (a)	The fair market value of the Acquiring Fund's
shares that each Target Fund shareholder receives will be approximately equal to the fair market value of the Target
Fund shares it actually or constructively surrenders in
exchange therefor;
      (b)	The fair market value of the Assets will equal or
exceed the Liabilities to be assumed by the Acquiring Fund
and those to which the Assets are subject;
      (c)	No expenses incurred by the Target Fund or on its
behalf in connection with the Reorganization will be paid
or assumed by the Acquiring Fund or any other third party
unless those expenses are solely and directly related to
the Reorganization (determined in accordance with the
guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) ("Reorganization Expenses"), and no cash or property other than Acquiring Fund shares will be transferred to the
Target Fund or any of its shareholders with the intention
that it be used to pay any expenses (even Reorganization
Expenses) thereof; and
      (d)	Immediately following consummation of the
Reorganization, other than shares of an Acquiring Fund
issued to IPCM or its affiliate representing de minimis
assets related to the Acquiring Fund's formation or
maintenance of its legal status, (1) the shareholders of
the Acquiring Fund will own all the Acquiring Fund shares
and will own those shares solely by reason of their
ownership of the Target Fund shares immediately before the Reorganization; (2) the Acquiring Fund will hold the same assets and will be subject to the Liabilities that the
Target Fund held or was subject to immediately before the Reorganization (for the avoidance of doubt, not including the Excluded Liabilities); and (3) the amount of all distributions (other than regular, normal dividends) Target
Fund will make immediately preceding the Reorganization,
will, in the aggregate, constitute less than 1% of its net
assets.
5.	COVENANTS OF THE ACQUIRING ENTITY AND THE TARGET ENTITY
      5.1.	With respect to each Reorganization:
      (a)	The Target Fund will (i) operate its business in
the ordinary course and substantially in accordance with
past practice between the date hereof and the Closing Date,
it being understood that, with respect to the Target Fund,
such ordinary course of business may include purchases and
sales of portfolio securities and other instruments, sales
and redemptions of the Target Fund's shares, and the
declaration and payment of customary dividends and
distributions, and any other distribution that may be
advisable, and (ii) use its reasonable best efforts to
preserve intact its business organization and material
assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of the Target Fund in the ordinary course in all material respects. The Acquiring Fund shall take such actions as are customary to the organization of a new
series prior to its commencement of operations.  In order
to facilitate the transfer of Assets at the Closing Date,
IPCM may request in writing that Security Investors, GFIA
and/or GPIM use commercially reasonable efforts, subject to Security Investors' GFIA's and/or GPIM's fiduciary duty, as applicable, to limit or cease portfolio trading on behalf of the Target Fund for a period of up to three (3) days
prior to the Valuation Date. Security Investors, GFIA and
GPIM agree that they will accommodate such requests to the
extent such trading restrictions are consistent with the investment objectives, policies and strategies of the
Target Fund and consistent with fulfilling its fiduciary obligations as an investment adviser, provided that
Security Investors, GFIA and/or GPIM will not be required
to limit or cease portfolio trading that is necessary or,
in the reasonable judgment of Security Investors, GFIA
and/or GPIM appropriate in connection with a creation or redemption order placed with the Target Fund by an
"authorized participant" during this time period. No party
shall take any action that would, or would reasonably be
expected to, result in any of its representations and
warranties set forth in this Agreement being or becoming
untrue in any material respect.
      (b)	The parties hereto shall cooperate in preparing,
and the Acquiring Entity shall file with the Commission, a registration statement on Form N-14 under the 1933 Act, which shall properly register the Acquiring Fund shares to
be issued in connection with the Reorganization and include
a proxy statement with respect to the votes of the
shareholders of the Target Fund to approve the
Reorganization (the "N-14 Registration Statement").  If at
any time prior to the Closing Date a party becomes aware of
any untrue statement of a material fact or omission to
state a material fact required to be stated therein or
necessary to make the statements made not misleading in
light of the circumstances under which they were made in
respect of the N-14 Registration Statement, such party
shall notify each other party, and the parties shall
cooperate in promptly preparing and filing with the
Commission and, if appropriate, distributing to
shareholders appropriate disclosure with respect to the
item. The Target Fund agrees to mail or otherwise deliver
(e.g., by electronic means consistent with applicable
regulations governing their use) to its respective
shareholders of record entitled to vote at the special
meeting of shareholders at which action is to be considered regarding this Agreement, in sufficient time to comply with requirements as to notice thereof, the prospectus/proxy statement contained in the N-14 Registration Statement and
other documents as are necessary, which each comply in all material respects with the applicable provisions of Section
14(a) of the 1934 Act and Section 20(a) of the 1940 Act,
and the rules and regulations, respectively, thereunder.
      (c)	The Target Entity will call a meeting of the
shareholders of the Target Fund to be held prior to the
Closing Date to consider and act upon this Agreement and to
take all other action necessary to seek to obtain the
required shareholder approval of the transactions
contemplated herein.   In the event that the Target Fund
does not achieve a quorum or receives insufficient votes
from shareholders to approve the proposal, the meeting may
be postponed or adjourned as permitted under the Target
Entity's Governing Documents, applicable law and the N-14 Registration Statement in order to permit further solicitation of proxies.
      (d)	The Target Fund covenants that the Acquiring
Fund's shares to be issued pursuant to this Agreement are
not being acquired for the purpose of making any
distribution thereof, other than in accordance with the
terms of this Agreement.
      (e)	The Target Entity will assist the Acquiring Fund
in obtaining such information as the Acquiring Fund
reasonably requests concerning the beneficial ownership of
the Target Fund's shares, and will assist the Acquiring
Fund and IPCM in obtaining copies of any books and records
of the Target Fund from its service providers reasonably requested by the Acquiring Entity or IPCM.
      (f)	The Target Entity will provide the Acquiring Fund
with (i) within thirty (30) days of the Closing Date, a
statement of the respective tax basis and holding period as
of the most recent Tax year end of the Target Fund of all investments to be transferred by the Target Fund to the
Acquiring Fund, (ii) a copy (which may be in electronic
form) of the shareholder ledger accounts including, without limitation, the name, address and taxpayer identification number of each shareholder of record, the number of shares
of beneficial interest held by each shareholder, the backup withholding and nonresident alien withholding certifications, and notices or records on file with the
Target Fund with respect to each shareholder, for all of
the shareholders of record of the Target Fund as of the
close of business on the Valuation Date, who are to become holders of the Acquiring Fund as a result of the transfer of Assets (the "Target Fund Shareholder Documentation"), certified by the Target Transfer Agent or its President or Vice-President to the best of their knowledge and belief
(for the avoidance of doubt, the Acquiring Fund anticipates receiving Target Fund Shareholder Documentation only with respect to authorized participants who hold shares of the
Target Fund and any other direct holders of Target Fund
shares), (iii) FASB ASC 740-10 (formerly FIN 48) work
papers and supporting statements pertaining to the Target
Fund relating to any taxable years of the Target Fund not
closed by the applicable Tax statute of limitations (the
"ASC 740-10 Workpapers"), and (iv) the Tax books and
records of the Target Fund for purposes of preparing any
Tax returns required by law to be filed for Tax periods
ending after the Closing Date. The information to be
provided under (ii) through (iv) of this sub-section shall
be provided at or prior to the Closing.
      (g)	The Target Fund will prepare and deliver to the
Acquiring Fund at least five (5) business days prior to the Closing Date a statement of the assets and the liabilities of the Target Fund as of such date for review and agreement
by the parties to determine that the Assets and the
Liabilities of the Target Fund are being correctly
determined in accordance with the terms of this Agreement.
The Target Fund will deliver at the Closing a statement of
Assets and Liabilities of the Target Fund as of the
Valuation Date, certified by the Treasurer of the Target
Entity.
      (h)	Subject to the provisions of this Agreement, the
Acquiring Fund and the Target Fund will each take, or cause
to be taken, all action, and do or cause to be done all
things, reasonably necessary, proper or advisable to
consummate and make effective the transactions contemplated
by this Agreement.
      (i)	As soon as is reasonably practicable after the
Closing, the Target Fund will make one or more
distributions to its shareholders consisting of the shares
of the Acquiring Fund received at the Closing (and any cash
in lieu of fractional shares), as set forth in Section
1.2(d) hereof.
      (j)	The Acquiring Fund and the Target Fund shall each
use their reasonable best efforts prior to Closing to
fulfill or obtain the fulfillment of the conditions
precedent to effect the transactions contemplated by this
Agreement.
      (k)	The Target Fund shall, from time to time, as and
when reasonably requested by the Acquiring Fund, execute
and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action, as the Acquiring Fund may reasonably deem necessary or desirable in order to vest in and confirm the Acquiring Fund's title to and possession of
all the Assets and otherwise to carry out the intent and
purpose of this Agreement.
      (l)	The Acquiring Fund shall, from time to time, as
and when reasonably requested by the Target Fund, execute
and deliver or cause to be executed and delivered all such assumption agreements and other instruments, and will take or cause to be taken such further action, as the Target
Fund may reasonably deem necessary or desirable in order
for the Acquiring Fund to assume the Target Fund's
Liabilities and otherwise to carry out the intent and
purpose of this Agreement.
      (m)	The Acquiring Fund will use all reasonable
efforts to obtain the approvals and authorizations required
by the 1933 Act, the 1940 Act and such of the state blue
sky or securities laws as may be necessary in order to
continue its operations after the Closing Date.
      (n)	A statement of any capital loss carryovers, for
U.S. federal income tax purposes, of the Target Fund, as of
the most recent Tax year end of the Target Fund, along with supporting workpapers providing information regarding any limitations on the use of such capital loss carryovers including information on any built-in gains and built-in
losses of the Target Fund for purposes of applying
applicable limitations on the use of such items under the
Code, will be provided by the Target Entity on behalf of
the Target Fund to the Acquiring Fund prior to Closing if
the Target Fund's most recent Tax year ended on or before December 31, 2017, otherwise, such statement, supporting workpapers and information shall be provided by the Target
Entity on behalf of the Target Fund to the Acquiring Fund
within sixty (60) days after the Closing Date.
      (o)	It is the intention of the parties that each
Reorganization will qualify as a reorganization with the meaning of Section 368(a) of the Code. None of the parties to this Agreement shall take any action or cause any action to be taken (including, without limitation the filing of any Tax Return) that is inconsistent with such treatment or results in the failure of a Reorganization to qualify as a reorganization with the meaning of Section 368(a) of the Code.


      (p)	At or prior to the Closing, the Target Fund shall
have delivered to the Acquiring Fund copies of: (i) the
federal, state and local income Tax returns filed by or on
behalf of the Target Fund for the prior three (3) taxable
years; (ii) any of the following that have been issued to
or for the benefit of the Target Fund and which have
continuing relevance: (a) rulings, determinations, holdings
or opinions issued by any federal, state, local or foreign
Tax authority and (b) legal opinions; and (iii) with
respect to any wholly owned subsidiaries of the Target Fund
(if any), any organizational documents, including without
limitation, the declarations of trust, articles of
incorporation and bylaws, together with the board meeting
minutes and consent of directors or trustees and
shareholders.
      (q) 	It is the intention of the parties that the
Acquiring Fund will assume the ticker symbol of the
corresponding Target Fund. The parties agree to take any
and all such actions as may be reasonably necessary to
facilitate the transfer of each Target Fund's ticker symbol
to the corresponding Acquiring Fund.
6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TARGET ENTITY
      6.1.	With respect to each Reorganization, the obligations
of the Target Entity, on behalf of the Target Fund, to
consummate the transactions provided for herein shall be subject to the performance, or to the extent legally permissible, the
Target Entity's waiver, of the obligations to be performed by the Acquiring Fund hereunder on or before the Closing Date and, in addition thereto, the following conditions:
      (a)	All representations and warranties of the
Acquiring Fund and the Acquiring Entity contained in this
Agreement shall be true and correct in all material
respects as of the date hereof and, except as they may be
affected by the transactions contemplated by this
Agreement, as of the Closing Time, with the same force and
effect as if made on and as of the Closing Time;
      (b)	The Acquiring Entity shall have delivered to the
Target Fund as of the Closing Time a certificate executed
in its name by its President or Vice President and
Treasurer, in form and substance reasonably satisfactory to
Target Fund and dated as of the Closing Date, to the effect
that the representations and warranties of or with respect
to the Acquiring Fund made in this Agreement are true and
correct at and as of the Closing Time, except as they may
be affected by the transactions contemplated by this
Agreement;
      (c)	The Acquiring Entity and the Acquiring Fund shall
have performed all of the covenants and complied with all
of the provisions required by this Agreement to be
performed or complied with by the Acquiring Entity and the
Acquiring Fund, on or before the Closing Time;
      (d)	The Target Fund and the Acquiring Fund shall have
agreed on the number of shares of the Acquiring Fund to be
issued in connection with the Reorganization after such
number has been calculated in accordance with Section 1.2
hereto;
      (e)	As of the Closing Date, there shall have been no
material change in the investment objectives, policies and restrictions or any increase in the investment management fee rate or other fee rates that the Acquiring Fund is
contractually obligated to pay for services provided to the
Acquiring Fund from those described in the N-14
Registration Statement;
      (f)	The Target Entity shall have received from the
Target Transfer Agent a certificate stating that it has
received from the Acquiring Entity the number of shares of
the Acquiring Fund equal in value to the value of the
shares of the Target Fund as of the time and date set forth
in Section 3; and
      (g)	The Target Entity shall have received on the
Closing Date the opinion of Stradley Ronon Stevens & Young,
LLP ("Stradley Ronon"), counsel to the Acquiring Entity
(which may rely on certificates of officers or trustees of
the Acquiring Entity), dated as of the Closing Date,
covering the following points:
            (i)	PowerShares Exchange-Traded Fund Trust and
PowerShares Exchange-Traded Fund Trust II are each a
voluntary association with transferable shares (commonly
known as a business trust) duly formed, validly existing,
and in good standing under the laws of the Commonwealth of Massachusetts, and PowerShares Actively Managed Exchange-
Traded Fund Trust and PowerShares Exchange-Traded Self-
Indexed Fund Trust are each a statutory trust duly formed,
validly existing and in good standing under the laws of the
State of Delaware, and each has the trust power to own all
of the Acquiring Fund's properties and assets and to carry
on its business, including that of the Acquiring Fund, as a
registered investment company;
            (ii)	The Acquiring Entity is a registered
investment company classified as a management company of
the open-end type with respect to each series of shares it
offers, including the Acquiring Fund, under the 1940 Act,
and its registration with the Commission as an investment
company under the 1940 Act is in full force and effect;
            (iii)	The Agreement has been duly authorized
by the Acquiring Entity on behalf of the Acquiring Fund
and, assuming due authorization, execution and delivery of
the Agreement by the Target Entity, the Target Fund,
Security Investors, GFIA and GPIM, is a valid and binding
obligation of the Acquiring Entity, on behalf of the
Acquiring Fund, enforceable against it in accordance with
its terms, subject, as to enforcement, to bankruptcy,
insolvency, fraudulent conveyance, reorganization,
receivership, moratorium and other similar laws relating to
or affecting creditors' rights generally, general equity
principles (whether considered in a proceeding in equity or
at law) and to an implied covenant of good faith and fair
dealing;
            (iv)	The Acquiring Fund shares to be issued to
the Target Fund as provided by this Agreement are duly
authorized, upon such delivery will be validly issued and
upon receipt of the Target Fund's Assets will be fully paid
and  non-assessable by the Acquiring Entity (recognizing
that under Massachusetts law, shareholders of an Acquiring
Fund that is a series of PowerShares Exchange-Traded Fund
Trust and/or PowerShares Exchange-Traded Fund Trust II,
under certain circumstances, could be held personally
liable for the obligations of the Acquiring Fund), and no
shareholder of an Acquiring Fund has any preemptive rights
to subscription or purchase in respect thereof; and
            (v)	The execution and delivery of the Agreement
did not, and the consummation of the transactions
contemplated hereby will not, result in a violation of the
Acquiring Entity's Governing Documents or a breach or
default under any material contract, agreement, instrument
or other document pertaining to, or material to the
business or financial condition of, the Acquiring Fund, or,
to the knowledge of such counsel, result in the
acceleration of any obligation or the imposition of any
penalty under any such agreement.
7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING ENTITY
      7.1.	With respect to each Reorganization, the obligations
of the Acquiring Entity, on behalf of the Acquiring Fund, to consummate the transactions provided for herein shall be subject to the performance, or to the extent legally permissible, the Acquiring Fund's waiver, of the obligations to be performed by the Target Fund hereunder on or before the Closing Date and, in addition thereto, the following conditions:
      (a)	All representations and warranties of the Target
Entity and the Target Fund contained in this Agreement
shall be true and correct in all material respects as of
the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the
Closing Time, with the same force and effect as if made on
and as of the Closing Time;
      (b)	The Target Entity, on behalf of the Target Fund,
shall have delivered to the Acquiring Entity (i) a
statement of the Target Fund's Assets and Liabilities, as
of the Valuation Date, certified by the Treasurer of the
Target Entity, (ii) the Target Fund Shareholder
Documentation, (iii) in electronic form, to the extent
permitted by applicable law, all information pertaining to,
or necessary or useful in the calculation or demonstration
of, the investment performance of the Target Fund, (iv) the
ASC 740-10 Workpapers, and (v) a statement of any capital
loss carryovers as of the most recent Tax year end of the
Target Fund along with supporting workpapers providing
information regarding any limitations on the use of such
capital loss carryovers including information on any built-
in gains and built-in losses of the Target Fund for
purposes of applying applicable limitations on the use of
such items under the Code if the Target Fund's most recent
Tax year ended on or before December 31, 2017, as provided
in Section 5(n).  The information to be provided under
(iii) of this subsection shall be provided at least thirty
(30) days before the Closing Date and the information to be
provided under (i), (ii), (iv) and (v) of this subsection
shall be provided on the Closing Date;
      (c)	The Target Entity shall have delivered to the
Acquiring Entity as of the Closing Time a certificate
executed in its name by its President or Vice President and
Treasurer, in form and substance satisfactory to the
Acquiring Fund and dated as of the Closing Date, to the
effect that the representations and warranties of or with
respect to the Target Fund made in this Agreement are true
and correct at and as of the Closing Time;
      (d)	The Target Custodian and the Target Transfer
Agent shall have delivered the certificates contemplated by
Sections 3.2(b), 3.2(d) of this Agreement, respectively,
and the Target Transfer Agent or the Target Fund's
President or Vice President shall have delivered the
certificate contemplated by Section 5.1(f) of this
Agreement, each duly executed by an authorized officer of
the Target Custodian, the Target Transfer Agent, the Target
Fund's President or the Target Fund's Vice President, as
applicable;
      (e)	The Target Entity and the Target Fund shall have
performed all of the covenants and complied with all of the
provisions required by this Agreement to be performed or
complied with by the Target Entity and the Target Fund, on
or before the Closing Time;
      (f)	The Target Fund and the Acquiring Fund shall have
agreed on the number of shares of the Acquiring Fund set
forth on Exhibit A hereto to be issued in connection with
the Reorganization after such number has been calculated in
accordance with Section 1.2 hereto;
      (g)	Unless the Target Fund has been advised by the
Acquiring Fund that the Acquiring Fund will deliver an
opinion of counsel that the Reorganization qualifies as a "reorganization" under Section 368(a)(1)(F) of the Code, the Target Fund shall have declared and paid a distribution
or distributions prior to the Closing that, together with
all previous distributions, shall have the effect of
distributing to its shareholders (A) all of Target Fund's
investment company taxable income (determined without
regard to any deductions for dividends paid) for the
taxable year ended prior to the Closing Date and all of
such investment company taxable income for the short
taxable year beginning on the first day of its current
taxable year and ending on the Closing Date and (B) all of
Target Fund's net capital gain recognized in its taxable
year ended prior to the Closing Date and all of any such
net capital gain recognized in the short taxable year
beginning on the first day of its current taxable year and
ending on the Closing Date (in each case after reduction
for any capital loss carryover);
      (h)	The Target Entity shall have duly executed and
delivered to the Acquiring Entity, on behalf of the Target
Fund, such bills of sale, assignments, certificates and
other instruments of transfer, including transfer
instructions to the Target Custodian and instructions to
the Acquiring Fund's transfer agent as the Acquiring Entity
may reasonably deem necessary or desirable to evidence the
transfer to the Acquiring Fund by the Target Fund all of
the right, title and interest of the Target Fund in and to
the respective Assets of the Target Fund. In each case, the
Assets of the Target Fund shall be accompanied by all
necessary state stock transfer stamps or cash for the
appropriate purchase price therefor;
      (i)	The Acquiring Entity shall have received at the
Closing: (i) a certificate of an authorized signatory of
the Target Custodian stating that the Assets of the Target
Fund have been delivered to the Acquiring Fund; (ii) a
certificate of an authorized signatory from the custodian
for the Acquiring Fund stating that the Assets of the
Target Fund have been received; (iii) a certificate of an
authorized officer of the Target Transfer Agent confirming
that the transfer agent has delivered its records
containing the names and addresses of the record holders of
the Target Fund's shares and the number and percentage (to
four decimal places) of ownership of the Target Fund owned
by each such holder as of the Valuation Date; and (iv) the
Tax books and records of the Target Fund, including but not
limited to, for purposes of preparing any Tax Returns
required by law to be filed after the Closing Date;
      (j)	As of the Closing Date, there shall have been no
material change in the investment objectives, policies and restrictions or any increase in the investment management fee rate or other fee rates that the Target Fund is
contractually obligated to pay for services provided to the
Target Fund from those described in the N-14 Registration
Statement; and
      (k)	The Acquiring Entity shall have received on the
Closing Date an opinion of counsel to each Target Entity
(which may rely on certificates of officers or trustees of
the Target Entity), covering the following points:
            (i)	The Target Entity is a statutory trust, duly
organized, validly existing and in good standing under the
laws of the State of Delaware, and has the power under its
Governing Documents to own all of Target Fund's properties
and assets, and to conduct its business, including that of
the Target Fund, as described in its organizational
documents or in the most recently filed registration
statement of the Target Fund;
            (ii)	The Target Entity is a registered investment
company classified as a management company of the open-end
type with respect to itself and, if applicable, each series
of shares it offers, including the Target Fund, under the
1940 Act, and its registration with the Commission as an
investment company under the 1940 Act is in full force and
effect;
            (iii)	The Agreement has been duly authorized
by the Target Entity on behalf of Target Fund and, assuming
due authorization, execution and delivery of the Agreement
by the Acquiring Entity and the Acquiring Fund, is a valid
and binding obligation of the Target Entity, on behalf of
the Target Fund, enforceable against the Target Entity in
accordance with its terms, subject, as to enforcement, to
bankruptcy, insolvency, fraudulent conveyance,
reorganization, receivership, moratorium and other similar
laws relating to or affecting creditors' rights generally,
general equity principles (whether considered in a
proceeding in equity or at law) and to an implied covenant
of good faith and fair dealing; and
            (iv)	The execution and delivery of the Agreement
did not, and the consummation of the transactions
contemplated hereby will not, result in a violation of, as appropriate, the Target Entity's Governing Documents or a breach or default under any material contract, agreement,
instrument or other document pertaining to, or material to
the business or financial condition of, the Target Fund,
or, to the knowledge of such counsel, result in the
acceleration of any obligation or the imposition of any
penalty under any such agreement.
8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
ACQUIRING ENTITY AND THE TARGET ENTITY
      With respect to each Reorganization, if any of the
conditions set forth below have not been satisfied on or before the Closing Date with respect to the Target Fund or the
Acquiring Fund, the Acquiring Entity or Target Entity,
respectively, shall, at its option, not be required to
consummate the transactions contemplated by this Agreement:
      8.1.	The Agreement shall have been approved by the
requisite vote of the holders of the outstanding shares of the
Target Fund in accordance with the provisions of the Target
Entity's Governing Documents, applicable law of the State of
Delaware, and the 1940 Act, and certified copies of the voting record from the proxy solicitor evidencing such approval shall have been delivered to the Acquiring Fund.  Notwithstanding
anything herein to the contrary, neither the Target Fund nor the Acquiring Fund may waive the conditions set forth in this
Section 8.1;
      8.2.	The Agreement and transactions contemplated herein
shall have been approved by the board of trustees of the Target
Entity and the board of trustees of the Acquiring Entity and each party shall have delivered to the other party a copy of the resolutions approving this Agreement and the transactions contemplated in connection herewith adopted by such party's
board of trustees, certified by the secretary or equivalent
officer. Notwithstanding anything herein to the contrary,
neither the Target Fund nor the Acquiring Fund may waive the conditions set forth in this Section 8.2;
      8.3.	On the Closing Date, no action, suit or other
proceeding shall be pending or, to the Target Entity's or the Acquiring Entity's knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;
      8.4.	All consents of other parties and all other consents,
orders and permits of federal, state and local regulatory
authorities deemed necessary by the Acquiring Fund or Target
Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not result in a material adverse effect on the Acquiring
Fund or the Target Fund, provided that either party hereto may for itself waive any of such conditions;
      8.5.	The N-14 Registration Statement shall have become
effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending,
threatened or contemplated under the 1933 Act;
      8.6.	The Target Entity and the Acquiring Entity shall have
received on or before the Closing Date an opinion of Stradley
Ronon in form and substance reasonably acceptable to the Target
Entity and the Acquiring Entity, as to the matters set forth on
Schedule 8.6.  In rendering such opinion, Stradley Ronon may request and rely upon representations contained in certificates of officers of the Target Entity, the Acquiring Entity and
others, and the officers of the Target Entity and the Acquiring
Entity shall use their best efforts to make available such
truthful certificates.  Such opinion shall contain such
limitations as shall be in the opinion of Stradley Ronon
appropriate to render the opinions expressed therein.  Subject to receipt of the certificates referenced in this Section 8.6 and absent a change of law or change of fact between the date of this Agreement and the Closing, the Acquiring Fund agrees that such opinion shall state that the Reorganization will qualify as a "reorganization" under Section 368(a)(1)(F) of the Code. Notwithstanding anything herein to the contrary, neither the
Acquiring Entity nor the Target Entity may waive the conditions set forth in this paragraph 8.6;
      8.7.		All of the transactions contemplated by the
Transaction Agreement have been consummated.
9.	BROKERAGE FEES AND EXPENSES
      9.1.	The parties hereto represent and warrant to each other
that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for
herein.
      9.2.	IPCM, Security Investors, GFIA and GPIM will bear or
arrange for an entity under common ownership thereof to bear all of the expenses of the Target Entity and Acquiring Entity
relating to the Reorganizations, whether or not the
Reorganizations are consummated. The costs of the
Reorganizations shall include, but not be limited to, costs
associated with obtaining any necessary order of exemption from the 1940 Act, if any, terminating any existing agreements or contracts to which the Target Entity is a party (including any penalties payable in connection with such termination), organizing each Acquiring Fund, preparation, printing and
distribution of the N-14 Registration Statement for each Reorganization (including the prospectus/proxy statement contained therein), legal fees, accounting fees, and expenses of holding shareholders' meetings. Notwithstanding the foregoing, Security Investors, GFIA, GPIM, or an entity under common ownership thereof will be solely responsible for any costs
associated with terminating existing agreements between each
Target Entity and Rydex Fund Services, LLC (now MUFG Investor
Services (US), LLC) or its affiliates.
10.	COOPERATION AND EXCHANGE OF INFORMATION
	With respect to each Reorganization, prior to the Closing
and for a reasonable time thereafter, the Target Entity and the corresponding Acquiring Entity will provide each other and their respective representatives with such cooperation, assistance and information as is reasonably necessary (i) for the filing of any
Tax Return, for the preparation for any audit, and for the
prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment, or (ii) for any financial accounting purpose. Each such party or their respective agents will retain until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired all returns, schedules and work papers and all material records or other documents relating to Tax matters and financial
reporting of tax positions of the Target Fund and the Acquiring
Fund for its taxable period first ending after the Closing of the applicable Reorganization and for all prior taxable periods for which the statute of limitation had not run at the time of the Closing, provided that a Target Entity shall not be required to maintain any such documents that it has delivered to the
Acquiring Fund.
11.	INDEMNIFICATION
      11.1.	With respect to a Reorganization, the applicable
Acquiring Entity, out of the assets of the Acquiring Fund,
agrees to indemnify and hold harmless the Target Entity and each of the Target Entity's officers and trustees from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which, jointly and severally, the Target Entity or any of its trustees or
officers may become subject, insofar as such loss, claim,
damage, liability or expense (or actions with respect thereto)
arises out of or is based on any breach by the Acquiring Entity, on behalf of the Acquiring Fund, of any of its representations, warranties, covenants or agreements set forth in this Agreement.
This indemnification obligation shall survive the termination of this Agreement and the closing of the Reorganization.
      11.2.	With respect to a Reorganization, the applicable
Target Entity, out of the assets of the Target Fund, agrees to indemnify and hold harmless the applicable Acquiring Entity and its officers and trustees from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which, jointly and severally, the
Acquiring Entity or any of its trustees or officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Target Entity, on behalf of the
Target Fund, of any of its representations, warranties,
covenants or agreements set forth in this Agreement. This indemnification obligation shall survive the termination of this Agreement and the closing of the Reorganization.
12.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES AND COVENANTS
      12.1.	Except as described in Section 9.2, each party agrees
that no party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.
      12.2.	The representations, warranties and covenants
contained in this Agreement or in any document delivered
pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing shall survive the
Closing.
13.	TERMINATION
	In addition, this Agreement may be terminated and the transactions contemplated hereby may be abandoned with respect to one or more (or all) Reorganizations at any time prior to the Closing Date by: (i) resolution of the either the board of trustees of the Acquiring Entity or the board of trustees of the Target Entity if circumstances should develop that, in the opinion of that board, make proceeding with the Agreement not in the best interests of the shareholders of the Acquiring Fund or the Target Fund, respectively; (ii) mutual agreement of the
parties; (iii) either the Acquiring Entity or the Target Entity if the Closing shall not have occurred on or before September
28, 2018; unless such date is extended by mutual agreement of the Acquiring Entity and the Target Entity; or (iv) any party if one or more other parties shall have materially breached its obligations under this Agreement or made a material misrepresentation herein or in connection herewith which would render a condition set forth in this Agreement unable to be
satisfied.  In the event of any such termination, this Agreement shall become void and there shall be no liability hereunder on the part of any party or their respective directors/trustees or officers, except for (a) any such material breach or intentional misrepresentation or (b) the parties' respective obligations under Sections 9.2 and 11, as to each of which all remedies at law or in equity of the party adversely affected shall survive. Further, this Agreement shall automatically terminate upon the termination of the Transaction Agreement.
14.	AMENDMENTS
      This Agreement may be amended, modified or supplemented in a writing signed by the parties hereto to be bound by such
Amendment; provided, however, that following the meeting of the shareholders of the Target Fund called pursuant to Section
5.1(c) of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of shares of the Acquiring Fund to be issued to the shareholders of the
Target Fund under this Agreement to the detriment of such
shareholders without their further approval.
15.	NOTICES
	Any notice, report, statement or demand required or
permitted by any provisions of this Agreement shall be in
writing and shall be given by facsimile, electronic delivery, personal service or prepaid or certified mail addressed to:
            For each Target Entity:
            Claymore Exchange-Traded Fund Trust
            227 West Monroe Street
            Chicago, IL 60606
      Fax: (312) 827-0157
            Attn: General Counsel
            Email: GILegalSupport@guggenheimpartners.com

            With a copy to:

            Guggenheim Partners, LLC
            330 Madison Avenue, 11th Floor
            New York, NY 10017
      Fax: (212) 644-8107
            Attn: General Counsel
            Email: kevin.robinson@guggenheimpartners.com

            Claymore Exchange-Traded Fund Trust 2
            227 West Monroe Street
            Chicago, IL 60606
      Fax: (312) 827-0157
            Attn: General Counsel
            Email: GILegalSupport@guggenheimpartners.com

            With a copy to:

            Guggenheim Partners, LLC
            330 Madison Avenue, 11th Floor
            New York, NY 10017
      Fax: (212) 644-8107
            Attn: General Counsel
            Email: kevin.robinson@guggenheimpartners.com

            Rydex ETF Trust
            227 West Monroe Street
            Chicago, IL 60606
      Fax: (312) 827-0157
            Attn: General Counsel
            Email: GILegalSupport@guggenheimpartners.com

            With a copy to:

            Guggenheim Partners, LLC
            330 Madison Avenue, 11th Floor
            New York, NY 10017
      Fax: (212) 644-8107
            Attn: General Counsel
            Email: kevin.robinson@guggenheimpartners.com

            For Security Investors, LLC:
            Security Investors, LLC
            330 Madison Avenue, 11th Floor
            New York, NY 10017
      Fax: (212) 644-8107
            Attn: General Counsel
            Email: GILegalSupport@guggenheimpartners.com

            With a copy to:

            Guggenheim Partners, LLC
            227 West Monroe Street
            Chicago, IL 60606
      Fax: (312) 827-0157
            Attn: General Counsel
            Email: kevin.robinson@guggenheimpartners.com

            For Guggenheim Funds Investment Advisors, LLC:
            227 West Monroe Street, 7th Floor
            Chicago, IL 60606
      Fax: (312) 827-0157
            Attn: General Counsel
            Email: GILegalSupport@guggenheimpartners.com
with a copy to:
            Guggenheim Partners, LLC
            330 Madison Avenue, 11th Floor
            New York, NY 10017
      Fax: (212) 644-8107
            Attn: General Counsel
            Email: kevin.robinson@guggenheimpartners.com

            For Guggenheim Partners Investment Management, LLC:
            Guggenheim Partners Investment Management, LLC
            100 Wilshire Blvd., Suite 500
            Santa Monica, CA 90401
            Fax:  (310) 576-1271
            Attn: General Counsel
            Email: GILegalSupport@guggenheimpartners.com
with a copy to:
            Guggenheim Partners, LLC
            330 Madison Avenue, 11th Floor
            New York, NY 10017
      Fax: (212) 644-8107
            Attn: General Counsel
            Email: kevin.robinson@guggenheimpartners.com

For each Acquiring Entity
            11 Greenway Plaza, Suite 1000
            Houston, TX  77046
            Fax:  713-993-9185
            Attn: General Counsel
with a copy to:
Bruce G. Leto
Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA  19103-7098
Fax: (215) 564-8120
For Invesco PowerShares Capital Management LLC:
            3500 Lacey Road, Suite 700
            Downers Grove, Illinois 60515
            Fax:  630-684-6292
Attn: Anna Paglia
16.	HEADINGS; GOVERNING LAW; COUNTERPARTS; ASSIGNMENT;
LIMITATION OF LIABILITY
      16.1.	The Article and Section headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
      16.2.	This Agreement shall be governed by and construed in
accordance with the laws of the State of Delaware and applicable federal law, without regard to its principles of conflicts of laws.
      16.3.	This Agreement shall bind and inure to the benefit of
the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or
obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
      16.4.	This agreement may be executed in any number of
counterparts, each of which shall be considered an original.
      16.5.	The Target Entity is a Delaware statutory trust
organized in series of which each Target Fund constitutes one such series. With respect to each Reorganization, the Target
Entity is executing this Agreement on behalf of the Target Fund only. Pursuant to the Declaration of Trust of the Target Entity
and Section 2804(a) of the Delaware Statutory Trust Act, there is a limitation on liability of each series such that (a) the debts, liabilities, obligations and expenses incurred,
contracted or otherwise existing with respect to the Target Fund are enforceable against the assets of that Target Fund only, and not against the assets of the Target Entity generally or the assets of any other series thereof, and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Target Entity
generally or with respect to any other series thereof are
enforceable against the assets of such Target Fund.
      16.6.	It is expressly agreed that the obligations of the
parties hereunder shall not be binding upon any of their
respective directors or trustees, shareholders, nominees,
officers, agents, or employees personally, but, except as
provided in Sections 9.2, 11.1 and 11.2 hereof, shall bind only the property of the applicable Target Fund or the applicable Acquiring Fund as provided in the Governing Documents of the applicable Target Entity or the applicable Acquiring Entity, respectively. The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of such party.
17.	PUBLICITY/CONFIDENTIALITY
      17.1.	The parties shall cooperate on determining the manner
in which any public announcements or similar publicity with
respect to this Agreement or the transactions contemplated
herein are made, provided that nothing herein shall prevent
either party from making such public announcements as may be required by law, in which case the party issuing such statement or communication shall use all reasonable commercial efforts to advise the other party prior to such issuance.
      17.2.	The Target Entity, the Acquiring Entity and IPCM (for
purposes of this Section 17, the "Protected Persons") will hold, and will cause their board members, officers, employees, representatives, agents and affiliates to hold, in confidence, and not disclose to any other person, and not use in any way except in connection with the transactions herein contemplated, without the prior written consent of the other Protected
Persons, all confidential information obtained from the other Protected Persons in connection with the transactions contemplated by this Agreement, except such information may be disclosed: (i) to governmental or regulatory bodies, and, where necessary, to any other person in connection with the obtaining of consents or waivers as contemplated by this Agreement;
(ii) if required by court order or decree or applicable law;
(iii) if it is publicly available through no act or failure to act of such party; (iv) it if was already known to such party on a non-confidential basis on the date of receipt; (v) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement,
including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (vi) if it is otherwise expressly provided for herein.
      17.3.	In the event of a termination of this Agreement, the
Protected Persons agree that they along with their employees, representative agents and affiliates shall, and shall cause their affiliates to, except with the prior written consent of the other Protected Persons, keep secret and retain in confidence, and not use for the benefit of itself or themselves, nor disclose to any other persons, any and all confidential or proprietary information relating to the other Protected Persons and their related parties and affiliates, whether obtained through their due diligence investigation, this Agreement or otherwise, except such information may be disclosed: (i) if required by court order or decree or applicable law; (ii) if it is publicly available through no act or failure to act of such party; (iii) if it was already known to such party on a non-confidential basis on the date of receipt; (iv) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (v) if it is otherwise expressly provided for herein.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be approved on behalf of the Acquiring Fund and Target Fund.

PowerShares Exchange-Traded
Fund Trust, on behalf of its
series identified on Exhibit A
hereto
By:   ____/s/ Anna
Paglia________________
	Name:	Anna Paglia
	Title:      Secretary


PowerShares Exchange-Traded Fund
Trust II, on behalf of its
series identified on Exhibit A
hereto
By:   ________/s/ Anna Paglia
_____________
	Name:	Anna Paglia
	Title:      Secretary

PowerShares Actively Managed
Exchange-Traded Fund Trust, on
behalf of its series identified
on Exhibit A hereto
By:   _____/s/ Anna Paglia
_______________
	Name:	Anna Paglia
	Title:      Secretary



PowerShares Exchange-Traded
Self-Indexed Fund Trust, on
behalf of its series identified
on Exhibit A hereto
By:   ____/s/ Anna Paglia
_________________
	Name:	Anna Paglia
	Title:      Secretary


Rydex ETF Trust, on behalf of
its series identified on
Exhibit A hereto

By:   _______/s/ Amy J.
Lee_______________
	Name:	Amy J. Lee
	Title:      President


Claymore Exchange-Traded Fund
Trust, on behalf of its series
identified on Exhibit A hereto
By:   ____/s/ Amy J.
Lee___________________
	Name:	Amy J. Lee
Title:  Vice President and Chief
Legal Officer
Claymore Exchange-Traded Fund
Trust 2, on behalf of its
series identified on Exhibit A
hereto
By:   ______/s/ Amy J.
Lee________________
	Name:	Amy J. Lee
Title:   Vice President and
Chief Legal Officer





Invesco PowerShares Capital
Management LLC, solely with
respect to Sections 1.2(f),
5.1(a), 9.2, 14 and 16.
By:   ________/s/ Anna Paglia
______________
	Name:   Anna Paglia
Title: Secretary, Head of Legal-
PowerShares



Security Investors, LLC, solely
with respect to 1.2(f), 5.1(a),
5.1(e), 9.2, 14 and 16.3

By:   ____/s/ Amy J.
Lee_________________
        Name:	Amy J. Lee
	Title: Senior Vice President
and Secretary

Guggenheim Partners Investment
Management, LLC, solely with
respect to 1.2(f), 5.1(a),
5.1(e), 9.2, 14 and 16.3
By:   ______/s/ Kevin
Robinson____________
	Name:	Kevin Robinson
	Title:    Attorney-in-Fact

Guggenheim Funds Investment
Advisors, LLC, solely with
respect to 1.2(f), 5.1(a),
5.1(e), 9.2, 14 and 16.3
By:   ____/s/ Amy J. Lee
_________________
	Name: Amy J. Lee
	Title: Senior Vice President
and Secretary

EXHIBIT A

CHART OF REORGANIZATIONS

Acquiring Fund and Acquiring
Entity

Corresponding Target Fund and
Target Entity



PowerShares Exchange-Traded Fund Trust


PowerShares S&P 100(r) Equal
Weight Portfolio, a series
of PowerShares Exchange-
Traded Fund Trust

Guggenheim S&P 100(r) Equal
Weight ETF, a series of Rydex
ETF Trust

PowerShares S&P 500(r) Equal
Weight Consumer
Discretionary Portfolio, a
series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P 500(r) Equal
Weight Consumer Discretionary
ETF, a series of Rydex ETF
Trust

PowerShares S&P 500(r) Equal
Weight Consumer Staples
Portfolio, a series of
PowerShares Exchange-Traded
Fund Trust

Guggenheim S&P 500(r) Equal
Weight Consumer Staples ETF, a
series of Rydex ETF Trust

PowerShares S&P 500(r) Equal
Weight Energy Portfolio, a
series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P 500(r) Equal
Weight Energy ETF, a series of
Rydex ETF Trust

PowerShares S&P 500(r) Equal
Weight Portfolio, a series
of PowerShares Exchange-
Traded Fund Trust

Guggenheim S&P 500(r) Equal
Weight ETF, a series of Rydex
ETF Trust

PowerShares S&P 500(r) Equal
Weight Financials
Portfolio, a series of
PowerShares Exchange-Traded
Fund Trust

Guggenheim S&P 500(r) Equal
Weight Financials ETF, a
series of Rydex ETF Trust

PowerShares S&P 500(r) Equal
Weight Health Care
Portfolio, a series of
PowerShares Exchange-Traded
Fund Trust

Guggenheim S&P 500(r) Equal
Weight Health Care ETF, a
series of Rydex ETF Trust

PowerShares S&P 500(r) Equal
Weight Industrials
Portfolio, a series of
PowerShares Exchange-Traded
Fund Trust

Guggenheim S&P 500(r) Equal
Weight Industrials ETF, a
series of Rydex ETF Trust

PowerShares S&P 500(r) Equal
Weight Materials Portfolio,
a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P 500(r) Equal
Weight Materials ETF, a series
of Rydex ETF Trust

PowerShares S&P 500(r) Equal
Weight Real Estate
Portfolio, a series of
PowerShares Exchange-Traded
Fund Trust

Guggenheim S&P 500(r) Equal
Weight Real Estate ETF, a
series of Rydex ETF Trust

PowerShares S&P 500(r) Equal
Weight Technology
Portfolio, a series of
PowerShares Exchange-Traded
Fund Trust

Guggenheim S&P 500(r) Equal
Weight Technology ETF, a
series of Rydex ETF Trust

PowerShares S&P 500(r) Equal
Weight Utilities Portfolio,
a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P 500(r) Equal
Weight Utilities ETF, a series
of Rydex ETF Trust

PowerShares S&P 500(r) Pure
Growth Portfolio, a series
of PowerShares Exchange-
Traded Fund Trust

Guggenheim S&P 500(r) Pure Growth
ETF, a series of Rydex ETF
Trust

PowerShares S&P 500(r) Pure
Value Portfolio, a series
of PowerShares Exchange-
Traded Fund Trust

Guggenheim S&P 500(r) Pure Value
ETF, a series of Rydex ETF
Trust

PowerShares S&P 500(r) Top 50
Portfolio, a series of
PowerShares Exchange-Traded
Fund Trust

Guggenheim S&P 500(r) Top 50 ETF,
a series of Rydex ETF Trust

PowerShares S&P MidCap 400(r)
Equal Weight Portfolio, a
series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P MidCap 400(r)
Equal Weight ETF, a series of
Rydex ETF Trust

PowerShares S&P MidCap 400(r)
Pure Growth Portfolio, a
series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P MidCap 400(r) Pure
Growth ETF, a series of Rydex
ETF Trust

PowerShares S&P MidCap 400(r)
Pure Value Portfolio, a
series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P MidCap 400(r) Pure
Value ETF, a series of Rydex
ETF Trust

PowerShares S&P SmallCap
600(r) Equal Weight
Portfolio, a series of
PowerShares Exchange-Traded
Fund Trust

Guggenheim S&P SmallCap 600(r)
Equal Weight ETF, a series of
Rydex ETF Trust

PowerShares S&P SmallCap
600(r) Pure Growth Portfolio,
a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P SmallCap 600(r)
Pure Growth ETF, a series of
Rydex ETF Trust

PowerShares S&P SmallCap
600(r) Pure Value Portfolio,
a series of PowerShares
Exchange-Traded Fund Trust

Guggenheim S&P SmallCap 600(r)
Pure Value ETF, a series of
Rydex ETF Trust

PowerShares Dow Jones
Industrial Average Dividend
Portfolio, a series of
PowerShares Exchange-Traded
Fund Trust

Guggenheim Dow Jones
Industrial Average Dividend
ETF, a series of Claymore
Exchange-Traded Fund Trust

PowerShares Insider
Sentiment Portfolio, a
series of PowerShares
Exchange-Traded Fund Trust

Guggenheim Insider Sentiment
ETF, a series of Claymore
Exchange-Traded Fund Trust

PowerShares Zacks Mid-Cap
Portfolio, a series of
PowerShares Exchange-Traded
Fund Trust

Guggenheim Mid-Cap Core ETF, a
series of Claymore Exchange-
Traded Fund Trust

PowerShares Zacks Multi-
Asset Income Portfolio, a
series of PowerShares
Exchange-Traded Fund Trust

Guggenheim Multi-Asset Income
ETF, a series of Claymore
Exchange-Traded Fund Trust

PowerShares S&P Spin-Off
Portfolio, a series of
PowerShares Exchange-Traded
Fund Trust

Guggenheim S&P Spin-Off ETF, a
series of Claymore Exchange-
Traded Fund Trust

PowerShares Wilshire Micro-
Cap Portfolio, a series of
PowerShares Exchange-Traded
Fund Trust

Wilshire Micro-Cap ETF, a
series of Claymore Exchange-
Traded Fund Trust



PowerShares Exchange-Traded
Fund Trust II


PowerShares MSCI Emerging
Markets Equal Country
Weight Portfolio, a series
of PowerShares Exchange-
Traded Fund Trust II

Guggenheim MSCI Emerging
Markets Equal Country Weight
ETF, a series of Rydex ETF
Trust

PowerShares S&P Global
Dividend Opportunities
Index Portfolio, a series
of PowerShares Exchange-
Traded Fund Trust II

Guggenheim S&P Global Dividend
Opportunities Index ETF, a
series of Claymore Exchange-
Traded Fund Trust

PowerShares China All-Cap
Portfolio, a series of
PowerShares Exchange-Traded
Fund Trust II

Guggenheim China All-Cap ETF,
a series of Claymore Exchange-
Traded Fund Trust 2

PowerShares China Real
Estate Portfolio, a series
of PowerShares Exchange-
Traded Fund Trust II

Guggenheim China Real Estate
ETF, a series of Claymore
Exchange-Traded Fund Trust 2

PowerShares Frontier
Markets Portfolio, a series
of PowerShares Exchange-
Traded Fund Trust II

Guggenheim Frontier Markets
ETF, a series of Claymore
Exchange-Traded Fund Trust 2

PowerShares Zacks
International Multi-Asset
Income Portfolio, a series
of PowerShares Exchange-
Traded Fund Trust II

Guggenheim International
Multi-Asset Income ETF, a
series of Claymore Exchange-
Traded Fund Trust 2

PowerShares MSCI Global
Timber Portfolio, a series
of PowerShares Exchange-
Traded Fund Trust II

Guggenheim MSCI Global Timber
ETF, a series of Claymore
Exchange-Traded Fund Trust 2

PowerShares S&P Global
Water Index Portfolio, a
series of PowerShares
Exchange-Traded Fund Trust
II

Guggenheim S&P Global Water
Index ETF, a series of
Claymore Exchange-Traded Fund
Trust 2

PowerShares Shipping
Portfolio, a series of
PowerShares Exchange-Traded
Fund Trust II

Guggenheim Shipping ETF, a
series of Claymore Exchange-
Traded Fund Trust 2


PowerShares Actively Managed
Exchange-Traded Fund Trust


PowerShares Ultra Short
Duration Portfolio, a
series of PowerShares
Actively Managed Exchange-
Traded Fund Trust

Guggenheim Ultra Short
Duration ETF, a series of
Claymore Exchange-Traded Fund
Trust

PowerShares Total Return
Bond Portfolio, a series of
PowerShares Actively
Managed Exchange-Traded
Fund Trust

Guggenheim Total Return Bond
ETF, a series of Claymore
Exchange-Traded Fund Trust 2



PowerShares Exchange-Traded
Self-Indexed Fund Trust


PowerShares Multi-Factor
Large Cap Portfolio, a
series of PowerShares
Exchange-Traded Self-
Indexed Fund Trust

Guggenheim Multi-Factor Large
Cap ETF, a series of Rydex ETF
Trust

PowerShares BulletShares
2018 Corporate Bond
Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim BulletShares 2018
Corporate Bond ETF, a series
of Claymore Exchange-Traded
Fund Trust

PowerShares BulletShares
2018 High Yield Corporate
Bond Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim BulletShares 2018
High Yield Corporate Bond ETF,
a series of Claymore Exchange-
Traded Fund Trust

PowerShares BulletShares
2019 Corporate Bond
Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim BulletShares 2019
Corporate Bond ETF, a series
of Claymore Exchange-Traded
Fund Trust

PowerShares BulletShares
2019 High Yield Corporate
Bond Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim BulletShares 2019
High Yield Corporate Bond ETF,
a series of Claymore Exchange-
Traded Fund Trust

PowerShares BulletShares
2020 Corporate Bond
Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim BulletShares 2020
Corporate Bond ETF, a series
of Claymore Exchange-Traded
Fund Trust

PowerShares BulletShares
2020 High Yield Corporate
Bond Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim BulletShares 2020
High Yield Corporate Bond ETF,
a series of Claymore Exchange-
Traded Fund Trust

PowerShares BulletShares
2021 Corporate Bond
Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim BulletShares 2021
Corporate Bond ETF, a series
of Claymore Exchange-Traded
Fund Trust

PowerShares BulletShares
2021 High Yield Corporate
Bond Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim BulletShares 2021
High Yield Corporate Bond ETF,
a series of Claymore Exchange-
Traded Fund Trust

PowerShares BulletShares
2022 Corporate Bond
Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim BulletShares 2022
Corporate Bond ETF, a series
of Claymore Exchange-Traded
Fund Trust

PowerShares BulletShares
2022 High Yield Corporate
Bond Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim BulletShares 2022
High Yield Corporate Bond ETF,
a series of Claymore Exchange-
Traded Fund Trust

PowerShares BulletShares
2023 Corporate Bond
Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim BulletShares 2023
Corporate Bond ETF, a series
of Claymore Exchange-Traded
Fund Trust

PowerShares BulletShares
2023 High Yield Corporate
Bond Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim BulletShares 2023
High Yield Corporate Bond ETF,
a series of Claymore Exchange-
Traded Fund Trust

PowerShares BulletShares
2024 Corporate Bond
Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim BulletShares 2024
Corporate Bond ETF, a series
of Claymore Exchange-Traded
Fund Trust

PowerShares BulletShares
2024 High Yield Corporate
Bond Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim BulletShares 2024
High Yield Corporate Bond ETF,
a series of Claymore Exchange-
Traded Fund Trust

PowerShares BulletShares
2025 Corporate Bond
Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim BulletShares 2025
Corporate Bond ETF, a series
of Claymore Exchange-Traded
Fund Trust

PowerShares BulletShares
2026 Corporate Bond
Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim BulletShares 2026
Corporate Bond ETF, a series
of Claymore Exchange-Traded
Fund Trust

PowerShares BulletShares
2027 Corporate Bond
Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim BulletShares 2027
Corporate Bond ETF, a series
of Claymore Exchange-Traded
Fund Trust

PowerShares Defensive
Equity Portfolio, a series
of PowerShares Exchange-
Traded Self-Indexed Fund
Trust

Guggenheim Defensive Equity
ETF, a series of Claymore
Exchange-Traded Fund Trust

PowerShares U.S. Large Cap
Optimized Volatility
Portfolio, a series of
PowerShares Exchange-Traded
Self-Indexed Fund Trust

Guggenheim U.S. Large Cap
Optimized Volatility ETF, a
series of Claymore Exchange-
Traded Fund Trust 2



Schedule 1.2(c)
Excluded Liabilities
[Which may be modified until Closing]

1.	Any payments or liabilities associated with the termination of the following agreements:
a.	Fund Administration Agreement, dated May 14, 2013,
between Rydex Fund Services, LLC (now MUFG Investor
Services (US), LLC), and Claymore Exchange-Traded
Funds Trust and Claymore Exchange-Traded Funds Trust
2, as amended July 20, 2016.
b.	Administration Agreement, dated June 10, 2013, between
Rydex Funds Services, LLC (now MUFG Investor Services
(US), LLC) and Rydex ETF Trust, as amended July 22,
2016.
2.	Asserted and potential claims stemming from the tax treatment of prearranged trades with authorized participants custom rebalance baskets.


Schedule 8.6
Tax Opinions

      With respect to each Reorganization:
      (i)	The acquisition by the Acquiring Fund of all of the
Assets of the Target Fund, as provided for in the Agreement, in exchange for Acquiring Fund shares and the assumption by the
Acquiring Fund of the Liabilities of the Target Fund, followed by the distribution by the Target Fund to its shareholders of the Acquiring Fund shares in complete liquidation of the Target
Fund, will qualify as a reorganization within the meaning of
Section 368(a)(1) of the Code, and the Target Fund and the
Acquiring Fund each will be a "party to the reorganization"
within the meaning of Section 368(b) of the Code.
      (ii)	No gain or loss will be recognized by the Target Fund
upon the transfer of all of its Assets to, and assumption of its Liabilities by, the Acquiring Fund in exchange solely for
Acquiring Fund shares pursuant to Section 361(a) and Section
357(a) of the Code.
      (iii)	No gain or loss will be recognized by the
Acquiring Fund upon the receipt by it of all of the Assets of the Target Fund in exchange solely for the assumption of the Liabilities of the Target Fund and issuance of the Acquiring
Fund shares pursuant to Section 1032(a) of the Code.
      (iv)	No gain or loss will be recognized by the Target Fund
upon the distribution of the Acquiring Fund shares by the Target
Fund to its shareholders in complete liquidation (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code.
      (v)	The tax basis of the Assets of the Target Fund
received by the Acquiring Fund will be the same as the tax basis of such Assets in the hands of the Target Fund immediately prior to the transfer pursuant to Section 362(b) of the Code.
      (vi)	The holding periods of the Assets of the Target Fund
in the hands of the Acquiring Fund will include the periods
during which such Assets were held by the Target Fund pursuant to Section 1223(2) of the Code.
      (vii)	No gain or loss will be recognized by the
shareholders of the Target Fund upon the exchange of all of
their Target Fund shares for the Acquiring Fund shares pursuant to Section 354(a) of the Code.
      (viii)	The aggregate tax basis of the Acquiring Fund
shares to be received by each shareholder of the Target Fund will be the same as the aggregate tax basis of Target Fund
shares exchanged therefor pursuant to Section 358(a)(1) of the
Code.
      (ix)	The holding period of Acquiring Fund shares received
by a shareholder of the Target Fund will include the holding period of the Target Fund shares exchanged therefor, provided that the shareholder held Target Fund shares as a capital asset on the date of the exchange pursuant to Section 1223(1) of the
Code.
      (x)	For purposes of Section 381 of the Code, the Acquiring
Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the Income
Tax Regulations, the items of Target Fund described in Section
381(c) of the Code as if there had been no Reorganization, subject to the conditions and limitations specified in Sections
381, 382, 383 and 384 of the Code and, if applicable, the Income
Tax Regulations promulgated thereunder.
This opinion does not address the tax consequences of the Reorganization to contracts or securities on which gain or loss is recognized upon the transfer of an asset regardless of whether such transfer would otherwise be a nonrecognition transaction under the Code.